THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

DEPOSITARY RECEIPTS

December 20, 2002

U.S. Securities & Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Attn.:  Document Control

Re:   American Depositary Shares evidenced by American Depositary Receipts each representing six Ordinary Share of British Sky Broadcasting Group plc (with par value of 50 pence)

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Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting The Bank of New York as successor depositary, as well as the change in ratio for British Sky Broadcasting Group plc.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with revised ratio for British Sky Broadcasting Group plc.

The Prospectus has been revised to reflect the new ratio of one (1) ADR representing four (4) ordinary shares, and has been overstamped with:

“Effective December 23, 2002, the ratio has changed from 1:6 to 1:4”

Please contact me with any questions or comments on 212 815- 2247.

/s/ROBERT SPINOGATTI

Robert Spinogatti

Vice President

Encl.

cc:    Paul Dudek, Esq.

         (Office of International Corporate Finance)